Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

[UBS LOGO]                       PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)

Performance Securities with Partial Protection
UBS AG $1,800,000 SECURITIES LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R)
EXCESS RETURN(SM) DUE JANUARY 29, 2010

Issuer (Booking Branch):   UBS AG (Jersey Branch)

Term; Maturity Date:       3 years; January 29, 2010

No Interest Payments:      We will not pay you interest during the term of the Securities.

Index:                     The return on the Securities is linked to the performance of the Rogers International Commodity
                           Index(R) Excess Return(SM) (the "Index"). The Index is a composite U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 36 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The Index was developed by James B. Rogers, Jr. and launched on July 31, 1998. The Index is calculated and disseminated by Diapason Commodities Management SA ("Diapason") continuously from 8:30 a.m. to 8:30
                           p.m. Central European Time on the Index business days and is reported by Reuters Group PLC under the symbol ".RICIGLER=DIAP" and by Bloomberg L.P. under the symbol "RICIGLER".

Participation Rate:        100%

Payment at Maturity:       At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the
                           Index Return.

                           o If the Index Return is positive, you will receive your principal plus an additional payment equal to 100% of the Index Return.

                           o If the Index Return is between 0% and -15%, you will receive your full principal (a zero return).

                           o If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%.

                             ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE
                             UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

                           See "Specific Terms of the Securities--Payment at Maturity" beginning on page S-28.

Index Return:                    Index Ending Level - Index Starting Level
                                 -----------------------------------------
                                           Index Starting Level

Index Starting Level:            2,562.36, the closing level of the Index on the trade date.

Index Ending Level:              The closing level of the Index on January 22, 2010 (the "final valuation date").

No Listing:                      The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

CUSIP Number:                    90261J657

ISIN Number:                     US90261J6579

To help investors identify appropriate structured investment products ("Structured Products"), UBS organizes its Structured Products into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The securities offered hereby are classified by UBS as a Performance Solution for this purpose. For a more detailed description of each of the four categories, please see "Structured Product Characterization" on S-3.

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE SECURITIES.

This offering is registered with the Securities and Exchange Commission. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Security                 100%             2.50%            97.5%
Total                     $1,800,000         $45,000        $1,755,000

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated January 24, 2007

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE SECURITIES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE SECURITIES. THE INFORMATION IN THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE SECURITIES?

The Performance Securities with Partial Protection (the "Securities") are medium-term Notes issued by UBS, offering principal protection against a decline of up to 15% in the Rogers International Commodity Index(R) Excess Return(SM) (the "Index") and 100% participation in any appreciation of the Index. The return on the Securities is linked to the performance of the Index, expressed as a percentage, from the trade date to January 22, 2010 (the "final valuation date"). The Index Return, which may be positive or negative, will be calculated as follows:

                    Index Ending Level - Index Starting Level
                    -----------------------------------------
                              Index Starting Level

where the "Index Starting Level" is 2,562.36, the closing level of the Index on the trade date, and the "Index Ending Level" is the closing level of the Index on the final valuation date.

The Index is a composite U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 36 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The exchanges include the New York Mercantile Exchange, the Chicago Board of Trade, the London Metal Exchange, the New York Board of Trade, Chicago Mercantile Exchange, the Tokyo Grain Exchange, the Sydney Futures Exchange, the Tokyo Commodity Exchange, the Winnipeg Commodity Exchange and the Yokohama Commodity Exchange. The commodities futures contracts are quoted in U.S. dollars ("USD"), Canadian dollars ("CAD"), Japanese yen ("JPY") and Australian dollars ("AUS"). The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index.

The Index was developed by James B. Rogers, Jr. and launched on July 31, 1998. The Index is calculated and disseminated by Diapason Commodities Management SA ("Diapason") continuously from 8:30 a.m. to 8:30 p.m. Central European Time and is reported by Reuters Group PLC under the symbol ".RICIGLER=DIAP" and by Bloomberg L.P. under the symbol "RICIGLER". For a further description of the Index, including its make-up, method of calculation and changes in its components, see "The Rogers International Commodity Index Excess Return" beginning on page S-17.

"Rogers", "Rogers International Commodity Index" and "Rogers International Commodity Index Excess Return" are trademarks and service marks of, and "Rogers International Commodity Index" is a registered service mark of, Beeland Interests, Inc. ("Beeland Interests"), which is owned and controlled by James Beeland Rogers, Jr. ("Rogers").

WHAT IS YOUR PAYMENT AT MATURITY?

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return.

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 100% of the Index Return.

> If the Index Return is between 0% and -15%, you will receive $10 (your initial invested principal with a zero return).

> If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. For example, an Index Return of -20% will result in a 5% loss of principal. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Securities.

For further information concerning the calculation of the return on the Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" on page S-5 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-28.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Securities provide the opportunity for 100% participation in the potential appreciation in the level of the Index from the trade date relative to the final valuation date.

> PARTIAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 15% in the Index. If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%.

> DIVERSIFICATION--The Securities provide a degree of diversification to the commodities sector through exposure to the return of a broad based representation of commodities traded globally. The Index is comprised of futures contracts on 36 different exchange-traded physical commodities quoted in four different currencies, listed and traded on ten exchanges in five countries.

> MINIMUM INVESTMENT--Your minimum investment is 100 Securities at a principal amount of $10.00 per Security (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

SELECTED RISK CONSIDERATIONS

An investment in the Securities involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> AT MATURITY, THE SECURITIES ARE EXPOSED TO ANY DECLINE IN THE LEVEL OF THE INDEX IN EXCESS OF 15%--If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PROTECTION ONLY IF YOU HOLD THE SECURITIES TO MATURITY--You should be willing to hold your Securities to maturity. If you sell your Securities in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial protection for a decline in the level of the Index of up to 15%.

> MARKET RISK--The return on the Securities, which may be positive or negative, is linked to the performance of the Index, and will depend on whether, and the extent to which, the Index Return is positive or negative.

> POTENTIAL OVERCONCENTRATION--The exchange-traded physical commodities underlying the futures contracts included in the Index from time to time are concentrated in a limited number of sectors, particularly energy and agriculture, and may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. See "The Rogers International Commodity Index Excess Return--Index Composition" on page S-19.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Securities.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE SECURITIES--The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Securities. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you sell your Securities prior to maturity, you may have to sell them at a substantial discount.

THE SECURITIES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to invest in the Securities based on the term of the Securities.

> You are willing to accept the risk of fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities traded on various international exchanges, in particular.

> You seek an investment with a return linked to the performance of the Index.

> You seek an investment that offers partial protection when the Securities are held to maturity.

>    You are willing to hold the Securities to maturity.

>    You do not seek current income from this investment.

THE SECURITIES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You are not willing to be exposed to fluctuations in commodities prices, in general, and exchange-traded futures contracts on physical commodities traded on various international exchanges, in particular.

>    You believe the Index Return will decline by more than 15%.

>    You are unable or unwilling to hold the Securities to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investments.

> You will create an overconcentrated position in any particular commodity sector of your portfolio by owning the Securities.

>    You seek an investment for which there will be an active secondary market.

STRUCTURED PRODUCT CHARACTERIZATION

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Solutions, Optimization Solutions, Performance Solutions and Leverage Solutions. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

> Protection Solutions are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.

> Optimization Solutions are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Performance Solutions are structured to be strategic alternatives to index funds or exchange-traded funds or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Solutions may be structured to provide no principal protection, partial protection, buffer protection or contingent protection.

> Leverage Solutions are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

"Buffer protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose more than 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Partial Protection", if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. "Contingent protection", if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost and the investor will have full downside exposure to the price or level of the underlying asset. In order to benefit from any type of principal protection investors must hold the Securities to maturity.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

WHAT ARE THE TAX CONSEQUENCES OF THE SECURITIES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL U.S. TAX CONSIDERATIONS" BEGINNING ON PAGE S-35.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid cash-settled forward contract with respect to the Index. If your Securities are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss would generally be long term capital gain or loss if you have held your Securities for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR SECURITIES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE SECURITIES, IT IS POSSIBLE THAT YOUR SECURITIES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL U.S. TAX CONSIDERATIONS--ALTERNATIVE TREATMENTS" ON PAGE S-36.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Securities.

STEP 1: CALCULATE THE INDEX RETURN.

The "Index Return" is calculated based on the closing level of the Index on the trade date relative to the closing level of the Index on the final valuation date and is calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                      Index Starting Level

where the Index Starting Level is 2,562.36, the closing level of the Index on the trade date, and the Index Ending Level will be the closing level of the Index on the final valuation date.

STEP 2: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return:

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 100% of the Index Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (100% x Index Return)).

> If the Index Return is between 0% and -15%, you will receive $10 (your initial invested principal with a zero return).

> If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. For example, an Index Return of -20% will result in a 5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Index Return + 15%)).

IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

HYPOTHETICAL EXAMPLES OF HOW THE SECURITIES PERFORM AT MATURITY

The examples below are based on the following assumptions:

  Principal Amount:                         $10.00
  Index Starting Level:                     2,562.36
  Participation Rate:                       100% if the Index Return is positive
  Partial Protection:                       15%
  Investment Term:                          3 years

  EXAMPLE 1 -- THE INDEX RETURN IS 50%
-------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES
   If we assume that the Index Ending Level is 3,843.54, the Index Return would therefore be 50%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 100% the Index Return, as set forth below:
   o Principal amount of each Security =                          $10.00
   plus
   o Principal amount of each Security x 100% x Index Return
     $10.00 x 100% x 50% =                                          $5.00
                                                                   ------
                                                       TOTAL:      $15.00
                                                                   ======

  INVESTOR RECEIVES $15.00 AT MATURITY FOR EACH SECURITY (A 50% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX
   o Principal amount =                                            $10.00
   plus
   o Principal amount x Index Return
     $10.00 x 50% =                                                 $5.00
                                                                  -------
                                                       TOTAL:      $15.00
                                                                  =======

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $15.00 (A 50% TOTAL RETURN).

  EXAMPLE 2 -- THE INDEX RETURN IS 120%
-------------------------------------------------------------------------------
  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES
   If we assume that the Index Ending Level is 5,637.19, the Index Return would therefore be 120%. The investor would receive at maturity the principal amount of each Security plus a payment equal to 100% of the Index Return, as set forth below:
   o Principal amount of each Security =                           $10.00
   plus
   o Principal amount of each Security x 100% x Index Return
     $10.00 x 100% x 120% =                                        $12.00
                                                                  -------
                                                       TOTAL:      $22.00
                                                                  =======
  INVESTOR RECEIVES $22.00 AT MATURITY FOR EACH SECURITY (A 120% TOTAL RETURN). CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX
  o Principal amount =                                             $10.00
  plus
  o Principal amount x Index Return
    $10.00 x 120% =                                                $12.00
                                                                  -------
                                                       TOTAL:      $22.00
                                                                  =======

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $22.00 (A 120% TOTAL
  RETURN).

  EXAMPLE 3 -- THE INDEX RETURN IS -15%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 2,178.01, the Index Return would therefore be -15%. Since the Securities provide partial protection for up to a 15% decline in the Index, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Security =                            $10.00
                                                       TOTAL:     $10.00
                                                                  ======

  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH SECURITY (A 0% TOTAL RETURN).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX
  o Principal amount =                                             $10.00
  plus
  o Principal amount x Index Return
    $10.00 x (-15%) =                                             -$1.50
                                                                  ------
                                                       TOTAL:      $8.50
                                                                  ======

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $8.50 (A 15% LOSS).

  EXAMPLE 4 -- THE INDEX RETURN IS -50%
--------------------------------------------------------------------------------

  CALCULATION OF CASH PAYMENT AT MATURITY ON THE SECURITIES

   If we assume that the Index Ending Level is 1,281.18, the Index Return would therefore be -50%, which is less than -15%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every 1% (or fraction thereof) the Index Return is below -15%, as set forth below:

   o Principal amount of each Security =                          $10.00
   plus
   o Principal amount of each Security x (Index Return + 15%)
     $10.00 x (-50% + 15%)
     $10.00 x (-35%) =                                            -$3.50
                                                                  ------
                                                    TOTAL:         $6.50
                                                                  ======

  INVESTOR RECEIVES $6.50 AT MATURITY FOR EACH SECURITY (A 35% LOSS).

  CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE INDEX

   o Principal amount =                                           $10.00
   plus
   o Principal amount x Index Return
     $10.00 x (-50%) =                                            -$5.00
                                                                  -------
                                                    TOTAL:         $5.00
                                                                  =======

  ON A $10.00 INVESTMENT, AN INVESTOR WOULD RECEIVE $5.00 (A 50% LOSS).

RETURN PROFILE AT MATURITY

The graph and table set forth below show the return on an investment in the Securities for Index Returns ranging from -100% to +100% over the full term of the Securities.

  ASSUMPTIONS
--------------------------------------------------------------------------------
  Principal Amount:                         $10
  Index Starting Level                      2,562.36
  Participation Rate:                       100% if the Index Return is positive
  Partial Protection:                       15%
  Index Performance:                        100% to -100%
  Term:                                     3 years

               Performance of the Index
-------------------------------------------------
          Index                        Index
      Ending Level                     Return
-------------------------------------------------
         5,124.72                      100.0%
         4,868.48                       90.0%
         4,612.25                       80.0%
         4,099.78                       60.0%
         3,587.30                       40.0%
         3,074.83                       20.0%
         2,818.60                       10.0%
-------------------------------------------------
         2,562.36                        0.0%
-------------------------------------------------
         2,306.12                      -10.0%
-------------------------------------------------
         2,049.89                      -20.0%
         1,793.65                      -30.0%
         1,537.42                      -40.0%
           512.47                      -80.0%
           256.24                      -90.0%
             0.00                     -100.0%

           Performance of the Securities
-------------------------------------------------
   Securities Payment               Securities
       at Maturity                    Return
-------------------------------------------------
           $20.00                      100.0%
           $19.00                       90.0%
           $18.00                       80.0%
           $16.00                       60.0%
           $14.00                       40.0%
           $12.00                       20.0%
           $11.00                       10.0%
-------------------------------------------------
           $10.00                        0.0%
-------------------------------------------------
            $9.50                       -5.0%
-------------------------------------------------
            $8.50                      -15.0%
            $7.50                      -25.0%
            $3.50                      -65.0%
            $2.50                      -75.0%
            $1.50                      -85.0%


                                [GRAPHIC OMITTED]

-------------------------------------------------------------------------------


Risk Factors

Your investment in the Securities will involve risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"), and you may lose some of the principal amount you invest. As described in more detail below, the trading price of the Securities may vary considerably before the maturity date, due, among other things, to fluctuations in the price of commodities that make up the Index (the "Index Commodities") and other events that are difficult to predict and beyond our control. Investing in the Securities is NOT equivalent to investing directly in the Index Commodities comprised by the Index or the Index itself. This section describes the most significant risks relating to an investment in the Securities. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE SECURITIES.

YOU MAY LOSE SOME OF YOUR PRINCIPAL.

The Securities differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Securities. Instead, we will pay you in cash at maturity an amount based on the performance of the Index, subject to partial protection for declines of up to 15% in the Index. The Securities are exposed to a decline in the Index greater than 15%. You will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. For example, an Index Return of -20% will result in a 5% loss of principal. ACCORDINGLY, YOU MAY LOSE UP TO 85% OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES AT MATURITY IF THE INDEX DECLINES BY MORE THAN 15% OVER THE TERM OF THE SECURITIES.

THE MARKET VALUE OF THE SECURITIES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE COMMODITIES PRICES.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors described in detail in the paragraphs below that may influence the market value of the Securities include:

> the volatility of the Index (I.E., the frequency and magnitude of changes in the level of the Index);

> the market price of the Index Commodities or the exchange-traded futures contracts on the Index Commodities;

>    the time remaining to the maturity of the Securities;

> supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market price of the Index Commodities or the exchange-traded futures contracts comprising the Index, or that affect commodities and futures markets generally; or

>    the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor.

RISK FACTORS
-------------------------------------------------------------------------------


THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE SECURITIES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Securities, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have principal protection for a decline in the Index of up to 15%.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE SECURITIES.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, may bear little relation to the historical performance of the Index. Due in part to Rogers' controlling interest of the Index Committee and his ability to make changes to the Index at any time, the historical performance and composition of the Index should not be taken as an indication of the future performance of the Index during the term of the Securities. The trading prices of exchange-traded futures contracts on the Index Commodities will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall.

THE INDEX WILL INCLUDE FUTURES CONTRACTS ON FOREIGN EXCHANGES THAT ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO RISKS THAT DO NOT ALWAYS APPLY TO U.S. MARKETS.

The Index will include futures contracts on physical commodities on exchanges located outside the United States. Historically the percentage of the Index Commodities traded on foreign exchanges has not exceeded 20%; however, the Index Committee has not established any limits on the percentages of the Index Commodities by weight that can be traded on non-U.S. exchanges. The regulations of the Commodity Futures Trading Commission do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on United States exchanges. Certain foreign markets may be more susceptible to disruption than United States exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on United States exchanges. Those risks include:

>    varying exchange rates

>    exchange controls

>    expropriation

>    burdensome or confiscatory taxation

>    moratoriums and

>    political or diplomatic events

It will also likely be more costly and difficult for Rogers and the Index Committee to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Securities.

RISK FACTORS
-------------------------------------------------------------------------------

PROLONGED DECLINE IN VALUE IN ENERGY ORIENTED MATERIALS WOULD HAVE A NEGATIVE IMPACT ON THE LEVEL OF THE INDEX AND THE VALUE OF YOUR SECURITIES.

Approximately 44% of the component commodities on the Index are energy oriented, including 35% in crude oil. Accordingly, a decline in value in such raw materials would adversely affect the level of the Index and the value of your Securities. Technological advances or the discovery of new oil reserves could lead to increases in world wide production of oil and corresponding decreases in the price of crude oil. In addition, further development and commercial exploitation of alternative energy sources, including solar, wind or geothermal energy, could lessen the demand for crude oil products and result in lower prices. Absent amendment of the Index to lessen or eliminate the concentration of existing energy contracts in the Index or to broaden the Index to account for such developments, the level of the Index and the value of your Securities could decline.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN INDEX COMMODITIES, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON INDEX COMMODITIES OR THE INDEX, MAY IMPAIR THE MARKET VALUE OF THE SECURITIES.

As described below under "Use of Proceeds and Hedging" on page S-33, we or one or more affiliates may hedge our obligations under the Securities by purchasing Index Commodities, futures or options on Index Commodities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Commodities or the Index, and we may adjust these hedges by, among other things, purchasing or selling Index Commodities, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Commodities and the level of the Index and, therefore, the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

We or one or more of our affiliates may also engage in trading in Index Commodities, the exchange-traded futures contracts on the Index Commodities, and other investments relating to Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could adversely affect the market price of Index Commodities, the exchange-traded futures contracts on the Index Commodities, and the level of the Index and, therefore, the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Commodities, the exchange-traded futures contracts on the Index Commodities, or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Commodities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders' interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Securities.

RISK FACTORS
-------------------------------------------------------------------------------

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE INDEX OR THE MARKET VALUE OF THE SECURITIES.

UBS and its affiliates publish research from time to time on commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates have published research or other opinions that calls into question a passive investment in commodities and opines that commodities may not provide an effective inflation hedge or portfolio diversification benefits relative to other investments. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice.

The Securities are linked to an Index that is intended to passively track the prices of a basket of commodities. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE SECURITIES OR HAVE RIGHTS IN THE EXCHANGE-TRADED FUTURES CONTRACTS ON THE INDEX COMMODITIES.

You will not receive any periodic interest payments on the Securities. As an owner of the Securities, you will not have rights that holders of the exchange-traded futures contracts on the Index Commodities may have.

OUR MEMBERSHIP ON THE INDEX COMMITTEE MAY CONFLICT WITH YOUR INTEREST AS A HOLDER OF THE SECURITIES.

UBS is a member of the Index Committee. As a member of the Index Committee, UBS will be involved in the composition and management of the Index including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the level of the Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. While UBS does not believe that it has the power to control the decision-making of the Index Committee, UBS may influence the determinations of the Index Committee, which may adversely affect the value of your Securities. Due to its potential influence on determinations of the Index Committee, which may affect the market value of the Securities, UBS, as issuer of the Securities, may have a conflict of interest if it participates in or influences such determinations.

WHILE UBS IS A MEMBER OF THE INDEX COMMITTEE, UBS DOES NOT CONTROL THE PUBLIC DISCLOSURE OF INFORMATION REGARDING THE INDEX.

UBS is a member of the Index Committee. However, UBS cannot control or predict the actions of the Index Committee, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. Neither UBS, the Index Committee or Rogers are under any obligation to continue to calculate the Index or are required to calculate any successor index. If the Index Committee discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Securities--Market Disruption Event" on page S-29 and "Specific Terms of the Securities--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31.

The information in the "The Rogers International Commodity Index Excess Return" section beginning on page S-17 has been taken from (i) publicly available sources, (ii) a summary of the Rogers

RISK FACTORS
-------------------------------------------------------------------------------

International Commodity Index Handbook and (iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Index. With the exception of UBS, none of the Index Committee, its members individually, Beeland Interests and/or Rogers is involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Securities--Role of Calculation Agent" on page S-32. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting Index Commodities or the Index has occurred or is continuing on the day when the calculation agent will determine the Index ending level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, then the calculation agent will instead use the closing level of the Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days. As a result, the maturity date for the Securities could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Securities--Market Disruption Event" on page S-29.

SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF YOUR SECURITIES.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as "daily price fluctuation limits" and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a "limit price." Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Index and, therefore, the value of your Securities.

RISK FACTORS
-------------------------------------------------------------------------------

HIGHER FUTURE PRICES OF THE INDEX COMMODITIES RELATIVE TO THEIR CURRENT PRICES MAY DECREASE THE AMOUNT PAYABLE AT MATURITY.

The Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that the Index comprises approach expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This process is referred to as "rolling," If the market for these contracts is (putting aside other considerations) in "backwardation," where the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the October contract would take place at a price that is higher than the price of the November contract, thereby creating a "roll yield." While many of the contracts included in the Index have historically exhibited consistent periods of backwardation, backwardation will most likely not exist at all times. Moreover, certain of the commodities included in the Index, such as gold, have historically traded in "contango" markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. The absence of backwardation in the commodity markets could result in negative "roll yields," which could adversely affect the value of the Index and, accordingly, adversely affect the market value of your Securities.

CHANGES THAT AFFECT THE COMPOSITION AND CALCULATION OF THE INDEX WILL AFFECT THE MARKET VALUE OF THE SECURITIES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The Index is overseen and managed by a committee (the "Index Committee"). James
B. Rogers, Jr. ("Rogers"), as the founder of the Index, chairs the Index Committee and controls its decisions. The other members of the Index Committee are Diapason, Beeland Management Company, Daiwa Asset Management America, UBS AG, ABN AMRO and Merrill Lynch. As of the date of this prospectus supplement, Rogers has a controlling interest in Beeland Management Company.

Rogers, through the Index Committee, has a significant degree of discretion regarding the composition and management of the Index, including additions, deletions and the weightings of the Index Commodities or exchange-traded futures contracts on the Index Commodities, all of which could affect the Index and, therefore, could affect the amount payable on the Securities at maturity and the market value of the Securities prior to maturity. Rogers and the Index Committee do not have any obligation to take the needs of any parties to transactions involving the Index, including the holders of the Securities into consideration when reweighting or making any other changes to the Index.

Additionally, Rogers, individually or through an entity controlled by Rogers, actively trades commodities and/or futures contracts on physical commodities, including underlying commodities and/or futures contracts on physical commodities included in the Index, and over-the-counter contracts having values which derive from or are related to such commodities. Rogers, individually or through an entity controlled by Rogers, also may actively trade and hedge the Index. With respect to any such activities, neither Rogers nor any of the entities controlled by Rogers has any obligation to take the needs of any buyers, sellers or holders of the Securities into consideration at any time. It is possible that such trading and hedging activities, by any of these parties, will affect the value of the Index and therefore the market value of the Securities.

Furthermore, the annual composition of the Index will be calculated in reliance upon historic price, liquidity and production data that are subject to potential errors in data sources or errors that may affect the weighting of components of the Index. Any discrepancies that require revision are not applied retroactively but will be reflected in prospective weighting calculations of the Index for the following year. However, not every discrepancy may be discovered.

RISK FACTORS
-------------------------------------------------------------------------------

The amount payable on the Securities and their market value could also be affected if Diapason, in its sole discretion, discontinues or suspends calculation of the Index or Beeland Interests, Inc. ("Beeland Interests"), in its sole discretion, suspends publication of the Index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Starting Level or the Index Ending Level are not available because of a market disruption event or for any other reason, the calculation agent--which will initially be UBS Securities LLC, an affiliate of the Issuer--will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event. If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Ending Level is required to be determined, the calculation agent will instead make a good faith estimate in its sole discretion of the Index Ending Level by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indexes and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

COMMODITY PRICES MAY CHANGE UNPREDICTABLY, AFFECTING THE VALUE OF YOUR SECURITY IN UNFORESEEABLE WAYS.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates and trading activities in commodities and related contracts. These factors may affect the level of the Index and the value of your Security in varying ways, and different factors may cause the value of different Index Commodities and the volatilities of their prices, to move in inconsistent directions and at inconsistent rates.

THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE INDEX.

Changes in the Index during the term of the Securities before the final valuation date will not be reflected in the calculation of the cash payment payable at maturity. The calculation agent will calculate such cash payment by comparing only the level of the Index on the trade date and the level of the Index on the final valuation date. No other index levels will be taken into account. As a result, you may not receive a positive return on your investment even if the Index level has risen at certain times during the term of the Securities before falling to a level below the Index Starting Level on the final valuation date.

THE SECURITIES ARE LINKED TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM), NOT THE ROGERS INTERNATIONAL COMMODITY INDEX.

The Securities are linked to the Rogers International Commodity Index(R) Excess Return(SM), which reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index. The Rogers International Commodity Index(R) is a "total return" index which, in addition to reflecting those returns, also reflects interest that could be earned on cash collateral invested in 3-month U.S. Treasury bills. Because the Securities are linked to the Rogers International Commodity Index(R) Excess Return(SM), the return on the Securities will not include the total return feature of the Rogers International Commodity Index(R). The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Securities will be positive or that the Index is designed to exceed a particular benchmark.

THE INDEX COMMITTEE MAY BE REQUIRED TO REPLACE A COMPONENT.

If for any reason, one of the index components ceases to exist or liquidity collapses to abnormal levels, or any other similar event with similar consequences as determined in the discretion of the Index Committee occurs, the Index Committee will call an exceptional meeting to assess the situation and come out with a

RISK FACTORS
-------------------------------------------------------------------------------

replacement for the component or for a change in weighting. The replacement of a component or a change in weighting may have an adverse impact on the value of the Index.

UBS HAS A NON-EXCLUSIVE RIGHT TO USE THE INDEX.

UBS has been granted a non-exclusive right to use the Index and related service marks and trademarks in connection with the Securities. If UBS breaches its obligations under the license, Beeland Interests and/or Diapason, the other parties to the license agreement, will have the right to terminate the license. If Beeland Interests and/or Diapason choose to terminate the license agreement, UBS must immediately cease use of the Index. If this occurs, it may become difficult for UBS to determine the redemption amount of the Securities. The calculation agent in this case will determine the Index Ending Level or the fair market value of the Securities--and thus the amount payable at maturity--in a manner it considers appropriate in its reasonable discretion.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE SECURITIES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Securities?" in the summary section of page S-4, "Supplemental U.S. Tax Considerations" beginning on page S-35, and the section "U.S. Tax Considerations" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the securities in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the securities, as well as the projected profit included in the cost of hedging our obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------


The Rogers International Commodity Index(R) Excess Return(SM)

The following is a description of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"), including, without limitation, its make-up, method of calculation and changes in its components. The information in this description has been taken from (i) publicly available sources, (ii) a summary of the Rogers International Commodity Index Handbook (a document available publicly on the website of Diapason at http://www.diapasoncm.com) and (iii) other non-public sources deemed by UBS to be reliable. Such information reflects the policies of, and is subject to change at any time by, Rogers and the Index Committee. We accept responsibility as to the correct reproduction of such information, but no further or other responsibility (express or implied) is accepted by us in respect of such information. UBS has not independently verified this information. You, as an investor in the Securities, should make your own investigation into the Index and Diapason. Except as provided in the next sentence, none of Beeland Interests, the Index Committee (as defined below), members of the Index Committee individually (except as described in the next sentence) and/or Rogers is involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities. However, UBS AG, the issuer of the Securities, is also a member of the Index Committee and its affiliates are involved in the public offering and sale of the Securities and may be engaged in secondary market making transactions in the Securities. Beeland Interests has no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in its sole discretion.

OVERVIEW

The return on the Securities is linked to the performance of the Rogers International Commodity Index(R) Excess Return(SM) (the "Index"). The Index is a composite U.S. dollar based index that is designed to serve as a diversified benchmark for the price movements of commodities consumed in the global economy. The Index is composed of 36 futures contracts on physical commodities traded on ten exchanges in five countries and quoted in four different currencies. The commodities represented in the Index range from agricultural products and energy products to metals and minerals. The exchanges include the New York Mercantile Exchange, the Chicago Board of Trade, the London Metal Exchange, the New York Board of Trade, Chicago Mercantile Exchange, the Tokyo Grain Exchange, the Sydney Futures Exchange, the Tokyo Commodity Exchange, the Winnipeg Commodity Exchange, and the Yokohama Commodity Exchange. The commodities futures contracts are quoted in U.S. dollars ("USD"), Canadian dollars ("CAD"), Japanese yen ("JPY") and Australian dollars ("AUS").

The Index aims to be an effective measure of the price action of raw materials not just in the United States but also around the world. The Index's weightings attempt to balance consumption patterns worldwide (in developed and developing countries) and specific contract liquidity.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
--------------------------------------------------------------------------------

Below is a current list of the futures contracts comprising the Index, together with their respective symbols, exchanges, currencies and weighting as of January 24, 2007:

         CONTRACT                SYMBOL          EXCHANGE          CURRENCY           INITIAL WEIGHTING
         --------                ------          --------          --------           -----------------
         Crude Oil               CL            NYMEX                USD                   21.00%
         Brent                   CO            ICE                  USD                   14.00%
         Wheat                   W             CBOT                 USD                    7.00%
         Corn                    C             CBOT                 USD                    4.75%
         Aluminium               LMAH          LME                  USD                    4.00%
         Copper (**)             LMCA          LME                  USD                    4.00%
         Cotton                  CT            NYCE                 USD                    4.05%
         Heating Oil             HO            NYMEX                USD                    1.80%
         Gas Oil                 QS            ICE                  USD                    1.20%
         RBOB Gasoline (*)       XB            NYMEX                USD                    3.00%
         Natural Gas             NG            NYMEX                USD                    3.00%
         Soybeans                S             CBOT                 USD                    3.00%
         Gold                    GC            COMEX                USD                    3.00%
         Live Cattle             LC            CME                  USD                    2.00%
         Coffee                  KC            CSCE                 USD                    2.00%
         Zinc                    LMZS          LME                  USD                    2.00%
         Silver                  SI            COMEX                USD                    2.00%
         Lead                    LMPB          LME                  USD                    2.00%
         Soybean Oil             BO            CBOT                 USD                    2.00%
         Sugar                   SB            CSCE                 USD                    2.00%
         Platinum                PL            COMEX                USD                    1.80%
         Lean Hogs               LH            CME                  USD                    1.00%
         Cocoa                   CC            CSCE                 USD                    1.00%
         Nickel                  LMNI          LME                  USD                    1.00%
         Tin                     LMSN          LME                  USD                    1.00%
         Rubber                  JN            TOCOM                JPY                    1.00%
         Lumber                  LB            CME                  USD                    1.00%
         Soybean Meal            SM            CBOT                 USD                    0.75%
         Canola                  RS            WCE                  CAD                    0.67%
         Orange Jiuce            JO            NYCE                 USD                    0.66%
         Rice                    RR            CBOT                 USD                    0.50%
         Oats                    O             CBOT                 USD                    0.50%
         Azuki Beans             JE            TGE                  JPY                    0.50%
         Palladium               PA            COMEX                USD                    0.30%
         Barkley                 WA            WCE                  CAD                    0.27%
         Greasy Wool             OL            SFE                  AUS                    0.25%
                                                                                         ------
         Total                                                                           100.00%

-------
(*) EQUALLY DISTRIBUTED BETWEEN UNLEADED GASOLINE AND RBOB GASOLINE BETWEEN THE 30TH OF JUNE 2006 AND THE 31ST OF JULY 2006.
(**) EQUALLY DISTRIBUTED BETWEEN COMEX COPPER AND LME COPPER BETWEEN THE
     31ST OF JULY 2006 AND THE 31ST OF AUGUST 2006.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

THE INDEX COMMITTEE

The Index Committee formulates and enacts all business assessments and decisions regarding the composition of the Index. Rogers, as the founder of the Index, chairs the Index Committee and is the final arbiter of its decisions. Beside Rogers, representatives of the following parties are members of the Index
Committee: (1) Diapason, (2) Daiwa Asset Management America, (3) Beeland Management Company, (4) UBS AG (5) ABN Amro, and (6) Merrill Lynch. Exclusively, Rogers, as chairman of the committee, is authorized to designate new members of the committee, if necessary.

The Index Committee meets each December to consider changes in the components and weightings of the Index for the following calendar year; however, such changes can be made at any time.

INDEX COMPOSITION

THE PROCESS

The contracts chosen for the basket of commodities that constitute the Index are required to fulfill various conditions described below. Generally, the selection and weighting of the items in the Index are reviewed annually by the Index Committee, and weights for the next year are assigned every December. The Index's composition is modified in order to maintain liquidity and stability, and the composition of the Index generally will not be changed unless severe circumstances in fact occur. Such "severe circumstances" may include (but are not restricted to):

o continuous adverse trading conditions for a single contract (E.G., trading volume collapses), or

o critical changes in the global consumption pattern (E.G., scientific breakthroughs that fundamentally alter consumption of a commodity).

EXCHANGES AND NON-TRADED ITEMS

All commodities included in the Index must be publicly traded on recognized exchanges in order to ensure ease of tracking and verification. The 14 international exchanges recognized by the Index Committee are:

1. Chicago Mercantile Exchange (USA)       8. Sydney Futures Exchange (Australia)

2. Chicago Board of Trade (USA)            9. Fukuoka Futures Exchange (Japan)

3. New York Board of Trade (USA)          10. Central Japan Commodity Exchange (Japan)

4. New York Mercantile Exchange (USA)     11. Osaka Mercantile Exchange (Japan)

5. Winnipeg Commodity Exchange (Canada)   12. The Tokyo Commodity Exchange (Japan)

6. International Petroleum Exchange (UK)  13. Tokyo Grain Exchange (Japan)

7. London Metal Exchange (UK)             14. Yokohama Commodity Exchange (Japan).

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

GENERAL CONTRACT ELIGIBILITY

A commodity may be considered suitable for inclusion in the Index if it plays a significant role in worldwide (developed and developing economies) consumption. "Worldwide consumption" is measured by tracking international import and export patterns, and domestic consumption environments of the world's prime commodity consumers. Only raw materials that reflect the current state of international trade and commerce are eligible to become Index Commodities. Commodities that are merely linked to national consumption patterns will not be considered. The Index is not related to any commodities production data.

COMMODITY SCREENING PROCESS

Data of private and governmental providers concerning the world's top consumed commodities is actively monitored and analyzed by the members of the Index Committee throughout the year. In order to obtain the most accurate picture of international commodities consumption, a wide range of sources on commodities demand and supply is consulted. The findings of this research are then condensed into the different commodities contracts weightings of the Index. Sources on global commodity consumption data include:

o    Industrial Commodity Statistics Yearbook, United Nations (New York)

o    Commodity Trade Statistics Database, United Nations Statistic Division (New
     York)

o    Copper Bulletin Yearbook, International Copper Study Group (Lisbon)

o Foreign Agricultural Service's Production, Supply and Distribution Database, U.S. Department of Agriculture (Washington, D.C.)

o    Manufactured Fiber Review, Fiber Economics Bureau, Inc. (U.S.A.)

o    Monthly Bulletin, International Lead and Zinc Study Group (London)

o Quarterly Bulletin of Cocoa Statistics, International Cocoa Organization (London)

o    Rubber Statistical Bulletin, International Rubber Study Group (London)

o    Statistical Bulletin Volumes, Arab Gulf Cooperation Council (GCC)

o    Sugar Yearbook, International Sugar Organization (ISO), (London)

o World Agriculture Assessments of Intergovernmental Groups, Food & Agriculture Organization of the United Nations (Rome)

o    World Commodity Forecasts, Economist Intelligence Unit (London)

o    World Cotton Statistics, International Cotton Advisory Committee
     (Washington)

o    World Metals Statistics, World Bureau of Metal Statistics (London)

CONTRACT CHARACTERISTICS

In order to decide whether a specific commodity contract is actually investable, the Index Committee screens the volume and liquidity data of international exchanges, published on a regular basis by the Futures Industry Association (Washington DC, United States). Additionally individual exchange data on contracts may also be included in the process.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

If a commodity contract trades on more than one exchange, the most liquid contract globally, in terms of volume and open interest combined, is then selected for inclusion in the Index, taking legal considerations into account. Beyond liquidity, the Index Committee seeks to include the contract representing the highest quality grade of a specific commodity.

INDEX WEIGHTINGS

INITIAL WEIGHTINGS

As of the date of this Prospectus Supplement, the Index components have the initial weightings listed in the chart above (the "Initial Weightings"). The Initial Weightings may be amended from time to time, as described below.

CHANGES IN WEIGHTS AND/OR INDEX COMPOSITION

As noted, the Index Committee reviews the selection and weighting of the futures contracts in the Index annually. Thus, weights are potentially reassigned during each month of December for the following year, if the Index Committee so determines in its sole discretion.

MONTHLY ROLLING OF CONTRACTS

On the close of the last business day of each month, all the futures contracts used to calculate the Index, except for the contracts traded on the London Metal Exchange, are rolled. Generally, if the next calendar month of a futures contract includes a first notice day, a delivery day or historical evidence that liquidity migrates to a next contract month during this period, then the next contract month is intended to be applied to calculate the Index, taking legal constraints into account. For example, on the close of the last business day of November, the January Crude Oil contract is replaced by the February Crude Oil contract. If the exchange on which one of the Index components is closed the last business day of the month, the roll of this specific contract takes place the next business day for that exchange.

REBALANCING OF THE INDEX COMPONENTS

On the close of the last business day of each month, the current weight of each Index component is rebalanced in order to be set at its Initial Weighting. If the exchange on which one of the Index components is traded is closed on the last business day of the month, the reference price for the calculation of the weighting of this specific component is the closing price of the next business day. This rule is also valid if there is more than one component that cannot be traded on the last business day of the month.

DATA SOURCE

The Index calculation is based on the official commodity exchanges' prices of the futures contracts used. Diapason is not responsible for the existence of any errors, delays, omissions or inaccuracies in data provided by a third party to Diapason that is used by Diapason to calculate the Index.

MARKET DISRUPTION

If, for any reason, one of the Index components ceases to exist or its liquidity collapses to unacceptable levels, or any other similar event occurs with similar consequences, as determined at the discretion of the Index Committee, the Index Committee will call an exceptional meeting to assess the situation and decide on a replacement for this component or on a change in the weighting. For example, following a currency board on the Malaysian ringgit in 1998, the liquidity of the Palm Oil futures contract on the Kuala Lumpur Commodity Exchange collapsed to a point where it became impossible to trade it. In that case, the Index Committee, calling an exceptional meeting, decided to replace the Palm Oil futures contract with the Soybean Oil contract that trades on the Chicago Board of Trade.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

REFERENCE RATES

The foreign exchange rates used to translate the value of the futures contracts denominated in a foreign currency into U.S dollars are obtained from Bloomberg. This is the "close" value for each currency taken at 5:00 pm New York time.

CALCULATION OF THE INDEX

Diapason is responsible for calculating the Index and disseminating quotes of the Index continuously from 8:30a.m. to 8:30p.m. Central European Time on the Index business days.

EXCESS RETURN VS. TOTAL RETURN

The Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Index. The Rogers International Commodity Index(R) (Total Return), a "total return" index, reflects those returns as well as any interest that could be earned on cash collateral invested in 3-month treasury bills. The term "Excess Return" in the title of the Index is not intended to suggest that the performance of the Index at any time or the return on your Securities will be positive or that the Index is designed to exceed a particular benchmark.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE ROGERS INTERNATIONAL COMMODITY INDEX EXCESS RETURN

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index levels do not give an indication of future performance of the Index. None of UBS, the Index Committee, its members individually and/or Beeland Interests can make any assurance that the future performance of the Index or the Index Commodities will result in holders of the Securities receiving a positive return on their investment. The closing level of the Index on January 24, 2007 was 2,562.36.

The chart below shows the monthly performance of the Index from July 31, 1998 through January 24, 2007.

                       DATE         SETTLEMENT PRICE              DATE         SETTLEMENT PRICE
                  --------------------------------------------------------------------------------
                     7/31/98               1000.00             10/31/02               1415.38
                     8/31/98                939.72             11/29/02               1420.16
                     9/30/98               1022.15             12/31/02               1498.88
                     10/30/98               989.08             1/31/03                1605.73
                     11/30/98               885.75             2/28/03                1697.77
                     12/31/98               875.63             3/31/03                1578.72
                     1/29/99                883.59             4/30/03                1514.43
                     2/26/99                845.31             5/30/03                1638.73
                     3/31/99                984.79             6/30/03                1656.00
                     4/30/99               1046.79             7/31/03                1698.90
                     5/31/99                987.15             8/29/03                1773.27
                     6/30/99               1056.41             9/30/03                1741.65
                     7/30/99               1073.60             10/31/03               1811.07
                     8/31/99               1128.74             11/28/03               1856.41
                     9/30/99               1185.40             12/31/03               1961.08
                     10/29/99              1130.14             1/30/04                2011.61
                     11/30/99              1178.28             2/27/04                2179.07
                     12/31/99              1212.16             3/31/04                2224.00
                     1/31/00               1288.72             4/30/04                2229.10
                     2/29/00               1342.67             5/31/04                2291.25
                     3/31/00               1325.50             6/30/04                2173.56
                     4/28/00               1291.80             7/30/04                2280.41
                     5/31/00               1383.94             8/31/04                2293.14
                     6/30/00               1446.22             9/30/04                2458.78
                     7/31/00               1360.30             10/29/04               2496.73
                     8/31/00               1496.50             11/30/04               2468.43
                     9/29/00               1468.73             12/31/04               2344.89
                     10/31/00              1471.37             1/31/05                2414.59
                     11/30/00              1540.24             2/28/05                2588.69
                     12/29/00              1452.52             3/31/05                2670.93
                     1/31/01               1474.67             4/29/05                2492.46
                     2/28/01               1449.40             5/31/05                2488.03
                     3/30/01               1377.71             6/30/05                2542.12
                     4/30/01               1433.31             7/29/05                2629.93
                     5/31/01               1399.98             8/31/05                2763.42
                     6/29/01               1319.97             9/30/05                2785.27
                     7/31/01               1335.59             10/31/05               2633.76
                     8/31/01               1340.27             11/30/05               2600.90
                     9/28/01               1218.60             12/30/05               2730.35
                     10/31/01              1159.30             1/31/06                2914.00
                     11/30/01              1144.19             2/28/06                2740.67
                     12/31/01              1134.10             3/31/06                2822.45
                     1/31/02               1119.00             4/28/06                2985.71
                     2/28/02               1166.91             5/31/06                2964.11
                     3/29/02               1293.58             6/30/06                2944.56
                     4/30/02               1290.17             7/31/06               2,974.21
                     5/31/02               1286.30             8/31/06               2,844.78
                     6/28/02               1335.81             9/29/06               2,651.87
                     7/31/02               1340.47             10/31/06              2,674.84
                     8/30/02               1407.94             11/30/06              2,810.80
                     9/30/02               1446.78             12/29/06              2,696.26
                                                               1/24/07               2,562.36

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

The graph below illustrates the performance of the Index from January 29, 1999 through January 24, 2007. The historical performance of the Index is not an indication of the future performance of the Index.

   [THE FOLLOWING DATA POINTS REPRESENT A LINE CHART IN THE PRINTED DOCUMENT]

           1999        883.59
                       845.31
                       984.79
                      1046.79
                       987.15
                      1056.41
                       1073.6
                      1128.74
                       1185.4
                      1130.14
                      1178.28
                      1212.16
           2000       1288.72
                      1342.67
                       1325.5
                       1291.8
                      1383.94
                      1446.22
                       1360.3
                       1496.5
                      1468.73
                      1471.37
                      1540.24
                      1452.52
           2001       1474.67
                       1449.4
                      1377.71
                      1433.31
                      1399.98
                      1319.97
                      1335.59
                      1340.27
                       1218.6
                       1159.3
                      1144.19
                       1134.1
           2002          1119
                      1166.91
                      1293.58
                      1290.17
                       1286.3
                      1335.81
                      1340.47
                      1407.94
                      1446.78
                      1415.38
                      1420.16
                      1498.88
           2003       1605.73
                      1697.77
                      1578.72
                      1514.43
                      1638.73
                         1656
                       1698.9
                      1773.27
                      1741.65
                      1811.07
                      1856.41
                      1961.08
           2004       2011.61
                      2179.07
                         2224
                       2229.1
                      2291.25
                      2173.56
                      2280.41
                      2293.14
                      2458.78
                      2496.73
                      2468.43
                      2344.89
           2005       2414.59
                      2588.69
                      2670.93
                      2492.46
                      2488.03
                      2542.12
                      2629.93
                      2763.42
                      2785.27
                      2633.76
                       2600.9
                      2730.35
           2006          2914
                      2744.92
                      2822.45
                      2985.71
                      2964.11
                      2944.56
                      2974.21
                      2844.78
                      2651.87
                      2674.84
                       2810.8
                      2696.26
                      2562.36

Source: Bloomberg L.P.

                       PAST PERFORMANCE IS NOT INDICATIVE
                               OF FUTURE RESULTS.

LICENSE AGREEMENT

The Securities are not sponsored, endorsed, sold or promoted by Beeland Interests, Diapason or any of their respective subsidiaries or affiliates, and none of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates makes any representation regarding the advisability of investing in such products.

Beeland Interests, Diapason and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index.

Neither Beeland Interests, Diapason nor any of their respective affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates to UBS is the licensing of certain trademarks, trade names and service marks and of the Rogers International Commodity Index(R) Excess Return(SM), which is determined, composed and calculated by the Index Committee without regard to UBS or the Securities. Neither Beeland Interests, Diapason or the Index Committee has any obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Rogers International Commodity Index(R) Excess Return(SM). None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates shall have any obligation or liability, including without limitation to Securities customers, in connection with the administration, marketing or trading of the Securities. Notwithstanding the foregoing, Beeland Interests, Diapason and their respective subsidiaries or affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by UBS, but which may be similar to and competitive with the Securities. In addition, Beeland Interests, Diapason and their respective subsidiaries or affiliates may actively trade commodities, commodity indexes and commodity futures (including the Rogers International Commodity Index(R) Excess Return(SM)), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Rogers International Commodity Index(R) Excess Return(SM) and the Securities.

This prospectus supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Rogers International Commodity Index(R) Excess Return(SM) components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Rogers International Commodity Index(R) Excess Return(SM) is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Beeland Interests, Diapason or any of their respective subsidiaries or affiliates. The information in the prospectus supplement regarding the exchange-traded futures contracts on physical commodities which comprise the Rogers International Commodity Index(R) Excess Return(SM) components has been derived solely from publicly available documents. None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates has made any due diligence inquiries with respect to the exchange-traded futures contracts which comprise the Rogers International Commodity Index(R) Excess Return(SM) in connection with the Securities. None of Beeland Interests, Diapason or any of their respective subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the exchange-traded futures contracts which comprise the Rogers International Commodity Index(R) Excess Return(SM), including without limitation a description of factors that affect the prices of such exchange-traded futures contracts, are accurate or complete.

NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN AND NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. NONE OF BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS, DIAPASON OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

THE ROGERS INTERNATIONAL COMMODITY INDEX(R) EXCESS RETURN(SM)
-------------------------------------------------------------------------------

THE COMMODITY FUTURES MARKETS

Contracts on physical commodities are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities typically provides for the payment and receipt of a cash settlement based on the value of such commodities. A futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is described as "short") and acquired by the purchaser (whose position is described as "long") or in which the cash settlement amount is to be made.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as "initial margin". This amount varies based on the requirements imposed by the exchange clearing houses, but may be as low as 5% or less of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return that may be realized from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent payments on a daily basis as the price of the futures contract fluctuates. These payments are called "variation margin" and make the existing positions in the futures contract more or less valuable, a process known as "marking to market".

Futures contracts are traded on organized exchanges, known as "contract markets" in the United States, through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house. The clearing house guarantees the performance of each clearing member which is a party to the futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trade obtained the position. This operates to terminate the position and fix the trader's profit or loss.

U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. However, the structure and nature of trading on non-U.S. exchanges may differ from the foregoing description. From its inception to the present, the Index has been comprised exclusively of futures contracts traded on regulated exchanges.

-------------------------------------------------------------------------------

Valuation of the Securities

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return.

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 100% of the Index Return.

> If the Index Return is between 0% and -15%, you will receive $10 (your initial invested principal with a zero return).

> If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. For example, an Index Return of -20% will result in a 5% loss of principal. ACCORDINGLY, IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-5 and "Specific Terms of the Securities--Payment at Maturity" beginning on page S-28.

PRIOR TO MATURITY. The market value of the Securities will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Securities include, but are not limited to, supply and demand, exchange rates, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Securities prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Securities

In this section, references to "holders" mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Securities should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Securities are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Securities are linked to the performance of the Rogers Commodity Index(R) Excess Return (the "Index").

COUPON

We will not pay you interest during the term of the Securities.

DENOMINATIONS

Your minimum investment is 100 Securities at a principal amount at $10.00 per Security (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $10.00 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Securities.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Securities based on the Index Return:

> If the Index Return is positive, you will receive your principal plus an additional payment equal to 100% of the Index Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (100% x Index Return)).

> If the Index Return is between 0% and -15%, you will receive $10 (your initial invested principal with a zero return).

> If the Index Return is less than -15%, you will lose 1% (or fraction thereof) of your principal for each 1% (or fraction thereof) that the Index Return is below -15%. For example, an Index Return of -20% will result in a 5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Index Return + 15%)).





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SPECIFIC TERMS OF THE SECURITIES
-------------------------------------------------------------------------------

IF THE INDEX HAS DECLINED BY MORE THAN 15% OVER THE TERM OF THE SECURITIES, YOU MAY LOSE UP TO 85% OF YOUR PRINCIPAL AT MATURITY.

The "Index Return" is calculated based on the level of the Index on the trade date relative to the final valuation date and is calculated as follows:

            Index Return = Index Ending Level - Index Starting Level
                           -----------------------------------------
                                  Index Starting Level

where the Index Starting Level is 2,562.36, the closing level of the Index on the trade date, and the Index Ending Level will be the closing level of the Index on the final valuation date.

THE RETURN ON THE INDEX MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE SOME OF YOUR INVESTMENT.

MATURITY DATE

The maturity date is January 29, 2010 (an investment term of 3 years), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date is January 22, 2010, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Securities be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for the Index. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index Ending Level be postponed by more than ten business days.

If the determination of the Index Ending Level is postponed to the last possible day, but a market disruption event the Index occurs or is continuing on that day, that day will nevertheless be the date on which the Index Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> the termination or suspension of, or material limitation or disruption in the trading of any exchange-traded futures contract included in the Index;

> the settlement price of any such contract has increased or decreased by an amount equal to the maximum permitted price change from the previous day's settlement price;


                                                                            S-29


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SPECIFIC TERMS OF THE SECURITIES
--------------------------------------------------------------------------------

>    the Index is not published;

> the settlement price is not published for any individual exchange-traded futures contract included in the Index; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-33.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Commodity.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a basket or any Index Commodities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Securities in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term Notes, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of that Security. Although the terms of the Securities may differ from those of the other Series A medium-term Notes, holders of specified percentages in principal amount of all Series A medium-term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A medium-term Notes, accelerating the maturity of the Series A medium-term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Securities on any day will be an amount, in U.S. Dollars for the principal of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:



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SPECIFIC TERMS OF THE SECURITIES
-------------------------------------------------------------------------------

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Securities.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If Beeland Interests, Inc. discontinues publication of the Index and they or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the Index and approves such substitute index as a successor index, then the calculation agent will determine the Index Ending Level and the amount payable at maturity by reference to such successor index.

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SPECIFIC TERMS OF THE SECURITIES
-------------------------------------------------------------------------------

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the level of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of physical commodities, exchange-traded futures contracts on physical commodities or indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index Commodities, the exchange-traded futures contracts on the Index Commodities or the method of calculating the Index have changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the exchange-trade futures contracts on the Index Commodities and whether the change is made by the Index Committee under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Commodities or is due to any other reason--that causes the Index not to fairly represent the level of the Index had such changes not been made or that otherwise affects the calculation of the Index Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Ending Level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Securities, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, the default amount, the Index Starting Level, the Index Ending Level and the amount payable in respect of your Securities. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Securities will be booked through UBS AG, Jersey Branch.

-------------------------------------------------------------------------------

Use of Proceeds and Hedging


We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on Index Commodities or the Index prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Commodities,

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or commodities, or

>    any combination of the above two.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Index Commodities, listed or over-the-counter options or futures on Index Commodities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on Indices designed to track the performance of the Index or other components of the commodities markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE SECURITIES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

-------------------------------------------------------------------------------

Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF SEPTEMBER 30, 2006 (UNAUDITED)                CHF          USD
---------------------------------------------------------------------
                                                     (IN MILLIONS)
Debt
  Debt issued(1)                                311,351      248,878
                                                -------      -------
  Total Debt                                    311,351      248,878
Minority Interest(2)                              6,300        5,036
Shareholders' Equity                             48,403       38,691
                                                -------      -------
Total capitalization                            366,054      292,604
                                                =======      =======

--------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position based on the remaining maturities.

(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.79935 (the exchange rate in effect as of September 30, 2006).

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Supplemental U.S. Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS RELATING TO THE SECURITIES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE SECURITIES. PROSPECTIVE PURCHASERS OF THE SECURITIES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE SECURITIES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE SECURITIES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

   o a dealer in securities,

   o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

   o a bank,

   o a life insurance company,

   o a tax-exempt organization,

   o a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

   o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are:
(i) a citizen or resident of the United States, (ii) a domestic corporation,
(iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Securities as a pre-paid cash-settled forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you would recognize capital gain or loss upon the sale or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. In

SUPPLEMENTAL U.S. TAX CONSIDERATIONS
-------------------------------------------------------------------------------

general, your tax basis in your Securities will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. Alternatively, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the Internal Revenue Service could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Treasury regulations require United States taxpayers to report certain transactions ("Reportable Transactions") on Internal Revenue Service Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

   o payments of principal and interest on a Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

   o the payment of the proceeds from the sale of a Securities effected at a United States office of a broker.


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SUPPLEMENTAL U.S. TAX CONSIDERATIONS
-------------------------------------------------------------------------------

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

   o fails to provide an accurate taxpayer identification number,

   o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

   o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

   o the proceeds are transferred to an account maintained by you in the United States,

   o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

   o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

   o a United States person,

   o a controlled foreign corporation for United States tax purposes,

   o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

   o a foreign partnership, if at any time during its tax year:

     o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

     o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

-------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution


UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Securities at the original issue price applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any securities after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Securities against payment for the Securities on the fifth business day following the date of the pricing of the Securities. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Securities initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary                     S-1
Risk Factors                                      S-9
The Rogers International Commodity Index(R)
  Excess Return(SM)                              S-17
Valuation of the Securities                      S-27
Specific Terms of the Securities                 S-28
Use of Proceeds and Hedging                      S-33
Capitalization of UBS                            S-34
Supplemental U.S. Tax Considerations             S-35
ERISA Considerations                             S-38
Supplemental Plan of Distribution                S-39

PROSPECTUS


Introduction                                        3
Cautionary Note Regarding Forward-
  Looking Information                               5
Incorporation of Information About
  UBS AG                                            7
Where You Can Find More Information                 8
Presentation of Financial Information               9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others                            10
Capitalization of UBS                              10
UBS                                                11
Use of Proceeds                                    13
Description of Debt Securities We May
  Offer                                            14
Description of Warrants We May Offer               36
Legal Ownership and Book-Entry
  Issuance                                         53
Considerations Relating to Indexed
  Securities                                       59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency                       62
U.S. Tax Considerations                            65
  Tax Considerations Under the Laws of
  Switzerland                                      76
ERISA Considerations                               78
Plan of Distribution                               79
Validity of the Securities                         82
Experts                                            82


Performance
Securities with
Partial
Protection

UBS AG $1,800,000 SECURITIES
LINKED TO THE ROGERS INTERNATIONAL
COMMODITY INDEX(R) EXCESS RETURN(SM)
DUE JANUARY 29, 2010

PROSPECTUS SUPPLEMENT

JANUARY 24, 2007
(TO PROSPECTUS DATED MARCH 27, 2006)

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